EXHIBIT 99.1

Corvus Pharmaceuticals Announces New Data on Adenosine Gene Signature Biomarker Associated with Patient Response to CPI-444 at European Society for Medical Oncology (ESMO) 2018 Congress

Predictive biomarker can potentially identify patients most likely to benefit from CPI-444 and other therapies targeting the adenosine pathway

BURLINGAME, Calif., Oct. 22, 2018 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies, today announced new data on a biomarker associated with patient response to therapy with CPI-444, an adenosine receptor antagonist. This “adenosine gene signature” has the potential to be used as a predictive biomarker for patient selection in future clinical studies of CPI-444 and other therapies targeting the adenosine pathway, including CPI-006. The biomarker data was presented today in a poster discussion session at the European Society for Medical Oncology (ESMO) 2018 Congress in Munich, Germany, by Stephen Willingham Ph.D., a senior scientist at Corvus.

CPI-444, Corvus’ lead product candidate, is a selective and potent inhibitor of the adenosine A2A receptor. It is currently being evaluated in clinical trials in patients with various solid tumors as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. CPI-006 is a humanized monoclonal antibody directed against CD73. It is currently being evaluated in an early-stage, three-arm clinical trial in patients with a variety of solid tumors as a single agent, in combination with CPI-444, and in combination with pembrolizumab, an anti-PD-1 antibody.

“The gene expression profiles associated with the adenosine pathway have been shown to lead to the secretion of various inflammatory cytokines and chemokines that recruit suppressive myeloid cells and dampen T-cell function. The biomarker data presented at ESMO demonstrates that in vitro and in vivo treatment of human immune cells with CPI-444 blocks the expression of this adenosine gene signature, confirming its mechanism of action,” said Dr. Willingham. “The expression of the adenosine gene signature has been shown to correlate with tumor regression in our ongoing Phase 1/1b trial of CPI-444 for the treatment of patients with renal cell carcinoma (RCC). In the trial, patients with high expression of the adenosine gene signature were more likely to have tumor regression than those patients with low expression (p<0.008). Our data, together with other recently published data, indicate that tumors with an adenosine-rich environment are resistant to therapy with anti-PD-(L)1 antibodies, and provide support for the addition of CPI-444 to these therapies to enhance efficacy.”

“Our discovery of the adenosine gene signature biomarker represents a major step forward for therapies based on blockade of the adenosine pathway,” said Richard A, Miller M.D., an oncologist; co-founder, president and chief executive officer of Corvus. “This biomarker could potentially be used in the future to select patients most likely to benefit from adenosine blockade with either CPI-444 or antibodies that inhibit adenosine production, such as CPI-006. These data, as well as our ongoing trials with CPI-444 and CPI-006, continue to advance the field and confirm the mechanism of action of CPI-444 and adenosine antagonism. Additional data on these programs will be presented at the Society of Immunotherapy of Cancer (SITC) annual meeting in November.”

About CPI-444
CPI-444 is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine. In vitro and preclinical studies have shown that dual blockade of CD73 and the A2A receptor may be synergistic.

About CPI-006
CPI-006 is a potent humanized monoclonal antibody that reacts with the active site of CD73, blocking the conversion of AMP to adenosine. In vitro studies of CPI-006 have shown it is capable of substantially inhibiting the production of adenosine by blocking the CD73 enzyme.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidate, CPI-444, a small molecule inhibitor of the A2A receptor, is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. In May 2017, Corvus and Genentech expanded the collaboration and are now conducting a trial of CPI-444 and atezolizumab in patients with non-small cell lung cancer (NSCLC) who have failed prior therapies with anti-PD-(L)1 and platinum based chemotherapy. Corvus is evaluating a second product candidate, CPI-006, a humanized monoclonal antibody directed against CD73, in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. For more information, visit www.corvuspharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-144 and CPI-006, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-444 and the Company’s Phase 1/1b clinical trial of CPI-006 and the utility of biomarker data collected. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 2, 2018, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of CPI-444 and CPI-006; the Company’s ability to utilize biomarker data; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
213-262-9390
sseapy@w2ogroup.com